Exhibit 10.10

DATED 14 August 2013

(1) PREMIER EDUCATION HOLDINGS LIMITED

- and -

(2) NORD ANGLIA EDUCATION (UK) HOLDINGS PLC

PROFESSIONAL SERVICES
AND CONSULTANCY
AGREEMENT

CONTENTS

1.	INTERPRETATION	1
2.	ENGAGEMENT	2
3.	CONTROLS AND DECISION MAKING	2
4.	TERM	3
5.	THE CONSULTANTS UNDERTAKINGS AND WARRANTIES	3
6.	THE COMPANY’S UNDERTAKINGS	4
7.	FEES	5
8.	INTELLECTUAL PROPERTY	5
9.	NO WAIVER	6
10.	CONFIDENTIALITY	6
11.	REMEDIES NOT EXCLUSIVE	6
12.	SEVERABILITY	7
13.	MISCELLANEOUS	7
14.	ASSIGNMENT	7
15.	NOTICES	8
16.	GOVERNING LAW	8
SCHEDULE 1: THE SERVICES		10

THIS AGREEMENT is made as a deed on 14 August 2013

BETWEEN

(1)                                 PREMIER EDUCATION HOLDINGS LIMITED an exempted limited liability company incorporated and existing under the laws of the Cayman Islands, having its registered office at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, Cayman Islands, KY1-1104, registered with the Registrar of Companies of the Cayman Islands under number 265079 (“Consultant”); and

(2)                                 NORD ANGLIA EDUCATION (UK) HOLDINGS PLC a company registered in England and Wales with number 6590752 whose registered office is at The Old Vicarage, Market Street, Castle Donington, Derbyshire, United Kingdom DE74 2JB (“Company”).

INTRODUCTION

The Company has retained and wishes to continue to retain the Consultant to provide professional and consultancy services to the Company, and the Consultant has agreed to act as consultant to the Company and provide such services on the terms set out herein. The Consultancy Services have been provided by the Consultant to the Company since the Commencement Date. This Agreement formally records the terms on which the Consultancy Services have been and will continue to be provided subject to the terms set out herein.

OPERATIVE PROVISIONS

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Unless the context otherwise requires in this Agreement (including the Introduction and the Schedules), the following expressions shall have the following meanings:

“Business Day” means a day (other than a Saturday, a Sunday or a public holiday) on which banks are open for business in London and Hong Kong;

“Commencement Date” means 1 September 2012;

“Consultancy Services” means those services detailed in the Schedule to this Agreement;

“Consulting Fee” has the meaning given to such term in clause 7.1;

“Engagement” means the engagement of the Consultant under clause 2 to provide the Consultancy Services;

“Subsidiary” means all the subsidiary undertakings (as defined in section 1162 of the Companies Act 2006) of the Company from time to time and “Subsidiaries” shall be construed accordingly;

“Term” means the term of this Agreement as set out in clause 4.1; and

“US$” means United States Dollar, the lawful currency of the United States of America as at the date of this Agreement.

1.2                               Where the context permits, the singular includes the plural and vice versa and one gender includes any gender. Words importing individuals shall be treated as importing corporations and vice versa and words importing the whole shall be treated as including a reference to any part thereof.

1.3                               Any reference to the provisions of any statute or subordinate legislation shall be deemed to refer to the same from time to time in force (including any amendment or re-enactment).

1.4                               Any reference to the “Company” shall, at the request of the Company and the agreement of the Consultant in addition to the Company, include every Subsidiary to the intent and effect that the provisions in this Agreement shall apply in respect of each Subsidiary as well as the Company. For the avoidance of doubt the Consulting Fee shall be payable in respect of the Consultancy Services provided to the Company and any relevant Subsidiaries (and apportioned between them as agreed between the Company and the relevant Subsidiaries).

1.5                               References to Clauses and Schedules are references to clauses of and the schedules to this Agreement.

1.6                               Clause and Schedule headings are inserted in this Agreement for convenience only and shall not affect the construction thereof in any way.

2.                                 ENGAGEMENT

2.1                               Subject to and upon the terms and conditions of this Agreement, the Company hereby engages the Consultant to provide (and the Consultant agrees to provide) the Consultancy Services throughout the Term.

2.2                               In providing the Consultancy Services, the Consultant shall devote such time, attention and resources (including without limitation, personnel) as is reasonably necessary to perform all of its obligations under this Agreement.

2.3                               The Consultant shall keep the Company regularly and promptly informed of progress on all matters in which the Consultant is engaged on the Company’s behalf and of all other material facts which may affect the Consultant’s role or relationship with the Company. The Consultant shall also make periodic reports to the Company with respect to the Consultancy Services provided hereunder.

2.4                               The Consultant shall procure that all persons engaged by it in connection with the Consultancy Services shall work and co-operate with the Company’s personnel and with any contractors, agents or other consultants appointed by the Company.

3.                                 CONTROLS AND DECISION MAKING

3.1                               The Company is at liberty to accept or refuse any proposals made by the Consultant in providing the Consultancy Services as the Company shall, in its own unfettered discretion, deem expedient without being called upon to give any reasons in respect thereof.

3.2                               Nothing in this Agreement shall constitute or be deemed to be:

3.2.1                     an assignment or other disposal by the Company of its interest in any project; or

3.2.2                     an assumption by the Consultant of any of the debts, obligations, liabilities or duties of the Company or any other party.

3.3                               The Company expressly reserves the right to take such decisions as it thinks fit and to give reasonable and lawful directions to the Consultant in relation to the provision of the Consultancy Services which the Consultant undertakes to follow.

4.                                      TERM

4.1                               The term of this Agreement shall commence on the Commencement Date and shall continue until the Company ceases to be a direct or indirect partially owned subsidiary of the Consultant unless either the Company or the Consultant provides 90 days written notice to terminate this Agreement to the other party.

4.2                               At the end of the Term (howsoever arising), the Consultant shall, at the Company’s request and the Consultant’s expense, promptly deliver to the Company all records, documentation and materials in respect of the Consultancy Services held by the Consultant provided that the Consultant may, at the Consultant’s expense, make and retain copies of any of the same which the Consultant requires in order to establish or maintain a record of any monies to which the Consultant remains entitled after the end of the Term.

4.3                               If a request is not made by the Company in accordance with clause 4.2 above, the Consultant shall keep and retain for a period of 7 years after the expiration or other termination of the Term hereof, the appropriate records and books of account in respect of all transactions contemplated and completed under the terms of this Agreement.

5.                                      THE CONSULTANT’S UNDERTAKINGS AND WARRANTIES

5.1                               The Consultant hereby warrants, represents and undertakes to the Company that the Consultant shall:

5.1.1                     provide the Consultancy Services faithfully, diligently and in accordance with industry standards and in so doing shall comply with the Company’s obligations under any agreements entered into by the Company of which the Consultant has notice;

5.1.2                     not assign, transfer, sub-contract or delegate to any person (other than a full-time employee of the Consultant, an affiliate, or its professional consultants or advisers), the performance of the Consultancy Services without the written prior approval of the Company, which approval shall not be unreasonably withheld or delayed;

5.1.3                     procure that its employees, officers, agents and representatives make themselves reasonably available on a non-exclusive basis for the purpose of fulfilling the Consultant’s obligations pursuant to this Agreement and that any employees or other persons used in connection with the Consultancy Services have the necessary skill, expertise and qualifications to provide the Consultancy Services on the terms set out in this Agreement; and

5.1.4                     be responsible for obtaining all licences, permits and approvals which are necessary for the performance by the Consultant of its duties hereunder.

5.2                               The Consultant warrants, represents and undertakes to the Company that during the Term hereof, the Consultant shall, and shall procure that its (or its affiliates) officers, agents, contractors, servants or employees, shall:

5.2.1                     not knowingly do anything directly or indirectly prejudicial to the interest of the Company or to the contractual relationships of the Company with any third parties in relation to any assets owned or prospectively to be owned by the Company;

5.2.2                     not take any proceedings in respect of, or compromise a dispute arising between the Company and/or any third party on any other matters in connection therewith or arising under any agreements to which the Company is a party; and

5.2.3                     keep the Company informed of any breaches or potential breaches of any agreements to which the Company is a party, and of any other right title or interest of the Company of which the Consultant is aware.

5.3                               The Consultant further warrants, represents and undertakes that:

5.3.1                     it is a duly incorporated company under the laws of the Cayman Islands having full power, legal capacity and authority to enter into this Agreement and to perform its obligations hereunder; and

5.3.2                     the Consultancy Services shall be provided in a timely and professional manner, will conform to all applicable laws and regulations and that the Consultant shall not, during the Term or thereafter, do anything which may bring the Company into disrepute.

6.                                      THE COMPANY’S UNDERTAKINGS

The Company hereby agrees with the Consultant that the Company will during the continuance of the Engagement:

6.1                               provide the Consultant such reasonable assistance and information as the Consultant shall request to enable the Consultant to fulfil the terms of the Engagement and perform its duties under this Agreement;

6.2                               allow the Consultant access upon reasonable notice to all the Company’s records, documentation, systems and materials which are necessary in order to enable the Consultant to fulfil the terms of the Engagement and perform its rights, powers and duties under this Agreement, but all such records, documentation, systems and materials shall remain the sole and exclusive property of the Company and shall remain available to the Company throughout the Term;

6.3                               not during the Term appoint any third person to perform any services similar or identical to the Consultancy Services, unless agreed in writing by the Consultant; and

6.4                               indemnify and hold harmless the Consultant and its present and future officers, directors, affiliates, employees and agents from and against all losses, claims, liabilities, suits, costs, damages and expenses (including legal fees) arising from their proper performance of services hereunder.

7.                                      FEES

7.1                               As consideration for the performance of the Consultancy Services, the Consultant shall be paid an annual base management and consulting fee equal to US$2,000,000 (“Consulting Fee”) which shall accrue daily on the basis of a 365-day year and which shall be payable in arrears and on demand.

7.2                               The Company shall in addition reimburse all reasonable expenses connected with the Consultancy Services incurred by the Consultant or an affiliated company at any time, payable when invoiced to the Company, subject to the provision of evidence thereof.

7.3                               The payment by the Company of the Consulting Fee hereunder is subject to the applicable restrictions contained in the Company’s debt and equity financing agreements.

7.4                               All amounts payable to the Consultant hereunder are exclusive of value added tax (“VAT”) or any similar tax, which shall be paid in addition by the Company, where applicable, against presentation of a valid VAT invoice. No VAT will be chargeable if the Consultant and the Company are both members of the same VAT group.

7.5                               Any person employed or engaged by the Consultant in connection with the Consultancy Services shall not be entitled to any pension or bonus benefits from the Company and the Consultant shall be solely responsible for and shall, as between the parties, account for all tax including income tax and value added tax and National Insurance or similar contributions that may be payable in connection with such persons.

8.                                      INTELLECTUAL PROPERTY

8.1                               All documents and all other property which may have been made or prepared by or on behalf of the Consultant or any person engaged by it in connection with the Consultancy Services or which relate in any way to the business or affairs of the Company shall be deemed to be the property of the Company. The Consultant assigns (or, if the Consultant does not itself own such rights, shall procure the assignment) to the Company (by way of present assignment of future rights in the case of items made or prepared after the Commencement Date) with full title guarantee the whole of the copyright and all the other rights in the items described above to hold them absolutely for all purposes for their full term including any and all renewals, extensions, reversions or revivals and afterwards (so far as possible) in perpetuity. The Consultant shall procure that any persons engaged by the Consultant waive any moral rights they may have in those items.

8.2                               The Consultant shall and shall procure that all persons engaged by it shall deliver up to the Company all the items described in clause 8.1 (including all copies of the same whether or not lawfully made or obtained) immediately upon the termination or expiry of this Agreement or at any earlier time on demand by the Company.

8.3                               The Consultant agrees to do all acts and execute all documents necessary to give effect to clause 8.1.

9.                                      NO WAIVER

9.1                               No failure or delay by the Company or the Consultant in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Company or the Consultant of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

9.2                               In the event that the Company or the Consultant shall expressly waive any breach, default or omission hereunder, no such waiver shall apply to, or operate as, a waiver of similar breaches, defaults or omissions or be deemed a waiver of any other breach, default or omission hereunder.

10.                               CONFIDENTIALITY

10.1                        Each party agrees:

10.1.1              to maintain secret and confidential all confidential information obtained by the other both pursuant to this Agreement and prior to and in contemplation of it and all other information that it may acquire from the other in the course of this Agreement;

10.1.2              to respect the other’s proprietary rights in such material;

10.1.3              to use the same exclusively for the purposes of this Agreement; and

10.1.4              to disclose the same only to those of its employees, officers, agents and representatives pursuant to this Agreement (if any) to whom and to the extent that such disclosure is reasonably necessary for the purposes of this Agreement (and which employees, officers, agents and representatives shall be made aware of these confidentiality arrangements).

10.2                        The obligations set out in clause 10.1 shall not apply to any information which:

10.2.1              prior to the receipt of which from one party was lawfully in the possession of the other and at its free disposal; or

10.2.2              is subsequently disclosed to the recipient party without any obligations of confidence by a third party who has not derived it directly or indirectly from the other; or

10.2.3              is or becomes generally available to the public through no act or default of the recipient party or its agents, employees, officers and representatives; or

10.2.4              is required by law to be disclosed.

10.3                        The form of any press release, public announcements or standard form circular letter relating to the terms of or announcing the fact of this Agreement shall be subject to the approval of both parties hereto.

11.                               REMEDIES NOT EXCLUSIVE

No remedy conferred by any provisions of this Agreement is intended to be exclusive of any other remedy and each and every such remedy will be cumulative and will be in addition to every other remedy given under this Agreement or now or hereafter existing in law or in equity or by statute or otherwise.

12.                               SEVERABILITY

12.1                        If any provision of this Agreement is declared invalid or unenforceable by any court or authority of competent jurisdiction:

12.1.1              all other provisions of this Agreement will remain in full force and effect and will not in any way be impaired; and

12.1.2              the parties will meet and agree to a replacement provision that is as close as is legally permissible to the provision found invalid or unenforceable.

13.                               MISCELLANEOUS

13.1                        This Agreement embodies the entire understanding between the parties in relation to the provision of the Consultancy Services and there are no representations, terms, conditions or obligations, oral or written, expressed or implied, other than those contained herein. This Agreement shall not be amended nor shall any of the terms hereof be deemed to be waived or modified except by an instrument in writing signed by the Company and the Consultant.

13.2                        This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties and any such agreement is hereby cancelled but without prejudice to any rights accrued thereunder by either of the parties.

13.3                        Each party irrevocably and unconditionally waives any right it may have to claim damages and/or to rescind this Agreement by reason of any misrepresentation (other than a fraudulent misrepresentation) not contained in this Agreement.

13.4                        This Agreement shall not constitute a joint venture nor a partnership between the Consultant and the Company and, further, this Agreement does not appoint the Consultant as the agent or an employee of the Company.

13.5                        The parties do not intend to confer any benefit upon a third party and do not intend that any third party should have any right to enforce this Agreement. Without limiting the above, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 or otherwise to enforce any rights or remedies available to a third party, which exists or are available under that Act or otherwise.

14.                               ASSIGNMENT

14.1                        The Consultant may not assign the benefit or burden of this Agreement or sub-contract its duties hereunder except that the Consultant may assign its rights and delegate its obligations under this Agreement to one of its affiliates.

14.2                        Without consent of the Consultant, such consent not to be unreasonably withheld, the Company may not assign the benefit or burden of this Agreement or sub-contract its duties hereunder.

14.3                        In the event that such written consent is provided by the Company in accordance with clause 14.2 above, the provisions of this Agreement shall be binding on the successors and appointed assigns.

15.                               NOTICES

15.1                        Any notice under this Agreement shall be in writing and signed by, or on behalf of, the party giving it and may be served by hand or by first class or recorded post as set out in clause 15.2. Any notice so served shall be deemed to have been received:

15.1.1              in the case of hand delivery, at the time of delivery; or

15.1.2              in the case of first class received post (or other form of recorded delivery), five business days from the date of posting.

15.2                        The addresses for the parties for the purpose of clause 15.1 are as follows:

The Consultant	the Company

Address: Premier Education Holdings Limited c/o NAE Hong Kong Limited Attn: Graeme Halder World-Wide House, Level 27 19 Des Voeux Road, Central, Hong Kong	Address: Nord Anglia Education (UK) Holdings PLC, The Old Vicarage, Market Street, Castle Donington, Derbyshire, United Kingdom DE74 2JB

Attention: The directors	Attention: The directors

16.                               GOVERNING LAW

This Agreement shall be governed by and construed in all respects in accordance with English law and all parties submit to the jurisdiction of the courts of England and Wales.

Executed as a deed, but not delivered until the

first date specified on page 1, on behalf of

PREMIER EDUCATION HOLDINGS

LIMITED, a company incorporated in the

CAYMAN ISLANDS by a director who, in

accordance with the laws of that territory, is

acting under the authority of the company and

) ) ) ) ) ) )
in the presence of a witness:		)	Signature	/s/ Jack Hennessy

			Name (block capitals)	JACK HENNESSY
Director

Witness signature	/s/ Rose Lim

Witness name	ROSE LIM
(block capitals)

Witness address	2 BATTERY ROAD #23-01
MAYBANK TOWER, SINGAPORE 049907

Executed as a deed, but not delivered until the first date specified on page 1, on behalf of NORD ANGLIA EDUCATION (UK) HOLDINGS PLC by a director in the		) ) ) )
presence of a witness:			Signature	/s/ Graeme Robert Halder

			Name (block capitals)	GRAEME ROBERT HALDER
Director

Witness signature	/s/ Wan Sam Yi

Witness name	WAN SAM YI
(block capitals)

Witness address	Level 27, World-Wide House
19 Des Voeux Road Central
Hong Kong

SCHEDULE 1: THE SERVICES

1.                                      CONSULTANCY AND PLANNING

1.1                               provide recommendations of best practices, covering marketing methodology and general business practice in the industry;

1.2                               advise on the development and implementation of business strategies;

1.3                               advise in respect of business acquisitions and disposals;

1.4                               assist and advise with respect to the formulation of long term management and marketing policies, the implementation of business plans and operational programmes and systems;

1.5                               advise on business development of new projects;

1.6                               advise on strategic planning for the development of new projects;

2.                                      MARKET RESEARCH/INFORMATION

2.1                               provide marketing and technical support;

3.                                      SERVICES MANAGEMENT

3.1                               organise supply, price, features and final presentation of services;

3.2                               advertising / sales promotion;

3.3                               provide expertise/consulting services on advertising methodology and strategy;

4.                                      HUMAN RESOURCES

4.1                               assist and advise with regard to the recruitment, selection and direction of senior management personnel and the fixing of salary levels, bonuses and other forms of remuneration and salary progression for such personnel;

4.2                               co-ordination of personnel policy and approach;

4.3                               advise on provision of corporate and technical training and manpower development services;

5.                                      FINANCIAL

5.1                               advise on financial matters on an on-going basis (e.g. financial and management accounting and control);

5.2                               advise on control of costs and margins;

5.3                               advise on the formulation, implementation and review of financial quality controls and practice;

5.4                               advise on the development of budgets and other management information systems;

5.5                               support and advise on financial, accounting and statutory audit matters;

5.6                               provide advice and consultancy services in respect of financing, restructurings and recapitalisations;

5.7                               provide advice and analysis of financial issues in respect of business development;

5.8                               assist and advise in connection with the preparation of budgets, forecasts, financial reports, statements on budget guidelines/review of business plans and financial reporting, to the extent that it is beneficial;

6.                                      OTHER SERVICES

6.1                               provide specific management consultancy advice on company operating structures; and

6.2                               provide advice in connection with the negotiation by the Company of contracts with customers and suppliers and in connection with the financial arrangements thereof.